UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          ARC WIRELESS SOLUTIONS, INC.
                          ----------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                 Utah                                    87-0454148
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


       10601 West 48th Avenue
        Wheat Ridge, Colorado                             80033-2660
----------------------------------------    ------------------------------------
(Address of Principal Executive Offices)                  (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:

                                   333-100293
                                   ----------

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                   Name of Each Exchange on Which
          to be so Registered                   Each Class is to be Registered
          -------------------                   ------------------------------

Common Stock, $0.0005 par value per share        The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                       ----------------------------------
                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered

     The description of the common stock being registered set forth under the caption "Description of Securities" in the prospectus contained in the registrant's Registration Statement on Form SB-2, File No. 333-100293, as originally filed with the Securities and Exchange Commission on October 3, 2002 or as subsequently amended, is incorporated by reference in response to this item.

Item 2. Exhibits

     The following exhibits are filed as a part of this Registration Statement:

Exhibit No.    Description
-----------    -----------------------------------------------------------------

    1 Articles of Incorporation of Westcliff Corporation, now known as Antennas America, Inc. (Incorporated herein by reference from the Company's Form S-18 Registration Statement dated December 1, 1987 (File No. 33-18854-D).)

    2          Articles of Amendment of the Company dated January 26, 1988.
               (Incorporated herein by reference from the Company's Post-Effective Amendment No. 3 to Form S-18 Registration Statement dated December 5, 1989 (File No. 33-18854-D).)

    3 Articles and Agreement of Merger between the Company and Antennas America, Inc., a Colorado corporation, dated March 22, 1989. (Incorporated herein by reference from the Company's Post-Effective Amendment No. 3 to Form S-18 Registration Statement dated December 5, 1989 (File No. 33-18854-D).)

    4 Amended and Restated Articles of Incorporation dated October 11, 2000. (Incorporated by reference from the Company's Form 10-KSB for December 31, 2000 filed on April 2, 2001. )

    5 Bylaws of the Company as amended and restated on March 25, 1998 (Incorporated by reference from the Company's Form 10-KSB for December 31, 1997 filed on March 31, 1998.)

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          ARC WIRELESS SOLUTIONS, INC.


                                          /s/ Randall P. Marx
                                          ------------------------------------
                                          Randall P. Marx
                                          Chief Executive Officer and President

Dated:  April 9, 2007

                                  EXHIBIT INDEX



Exhibit No.    Description
-----------    -----------------------------------------------------------------

    1 Articles of Incorporation of Westcliff Corporation, now known as Antennas America, Inc. (Incorporated herein by reference from the Company's Form S-18 Registration Statement dated December 1, 1987 (File No. 33-18854-D).)

    2          Articles of Amendment of the Company dated January 26, 1988.
               (Incorporated herein by reference from the Company's Post-Effective Amendment No. 3 to Form S-18 Registration Statement dated December 5, 1989 (File No. 33-18854-D).)

    3 Articles and Agreement of Merger between the Company and Antennas America, Inc., a Colorado corporation, dated March 22, 1989. (Incorporated herein by reference from the Company's Post-Effective Amendment No. 3 to Form S-18 Registration Statement dated December 5, 1989 (File No. 33-18854-D).)

    4 Amended And Restated Articles Of Incorporation dated October 11, 2000. (Incorporated by reference from the Company's Form 10-KSB for December 31, 2000 filed on April 2, 2001 )

    5 Bylaws of the Company as amended and restated on March 25, 1998 (Incorporated by reference from the Company's Form 10-KSB for December 31, 1997 filed on March 31, 1998.)